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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  May 24, 2002
                Date of Report (date of earliest event reported)

                         Commission File Number 1-13873
                               __________________


                                 STEELCASE INC.
             (Exact name of registrant as specified in its charter)

            Michigan                                     38-0819050
    (State of incorporation)                (IRS employer identification number)

         901 44th Street,                                   49508
     Grand Rapids, Michigan                               (Zip Code)
  (Address of principal executive offices)

                                 (616) 247-2710
                         (Registrant's telephone number)

                               __________________

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ITEM 5.   Other Events

On May 24, 2002, Steelcase Inc.'s Financial Services company, Steelcase Financial Services Inc., sold leased assets to General Electric Capital Corporation for a purchase price of $170.2 million. We intend to use the sale proceeds to retire debt incurred to fund the leases.

The assets sold represent approximately 38 percent of the current total net leased assets for our Financial Services segment. We expect to record a non-recurring pre-tax charge of $5.7 million in our fiscal 2003 first quarter for transaction costs, including investment banking fees and settlement interest rate swaps associated with the leased assets sold in this transaction. We expect to generate a revenue stream from remarketing services we provide on these leases and will generate income to the extent we are successful in maintaining our historic performance of maximizing the proceeds from the remarketing of furniture.

The leased assets sold in this transaction will reduce revenue by approximately $20 to $25 million dollars and net income by approximately $0.01 per share in our current fiscal year.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               Steelcase Inc.

Date: June 7, 2002

                                                      /S/ James P. Keane
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                                                        James P. Keane
                                                   Senior Vice President,
                                                   Chief Financial Officer
                                                (Duly Authorized Officer and
                                                 Principal Financial Officer)